UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008 (March 13, 2008)

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Teda Building,
87 Wing Lok Street,
Sheung Wan

Hong Kong, People’s Republic of China

(Address of principal executive offices)

(+852) 2543-8223
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2008 China Precision Steel, Inc. (the “Company”) reported on a Current Report on Form 8-K that Wo Hing Li (“Mr. Li”), Chairman, CEO and President of the Company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) on March 13, 2008, with certain purchasers party to such agreement (the “Purchasers”), whereby Mr. Li agreed to sell up to 3,524,810 shares of his stock of the Company to the Purchasers at a price to be determined pursuant to certain Triggering Events as described in the Stock Purchase Agreement. In connection with the Stock Purchase Agreement, Mr. Li and certain Purchasers also entered into an Escrow Agreement and a Registration Rights Agreement, each executed on March 13, 2008.

This amendment to the Company’s original March 14, 2008 Form 8-K is being filed to provide corrected versions of the Stock Purchase Agreement, Escrow Agreement and Registration Rights Agreement. The versions filed in the original March 14, 2008 Form 8-K were incorrect in that they erroneously excluded provisions relating to the inclusion of an additonal purchaser and certain other provisions.

The correct final versions of the Stock Purchase Agreement, Escrow Agreement and the Registration Rights Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively. All descriptions of the agreements herein are qualified by reference to the provisions of such exhibits.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Number	Description
10.1	Stock Purchase Agreement, dated as of March 13, 2008, by and between Mr. Li and the Purchasers.
10.2	Escrow Agreement, dated as of March 13, 2008, by and among Mr. Li, certain Purchasers and Tri-State Title & Escrow, LLC (the “Escrow Agent”).
10.3	Registration Rights Agreement, dated as of March 13, 2008, by and between Mr. Li and the Purchasers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PRECISION STEEL, INC.

By:	/s/ Wo Hing Li
Wo Hing Li
Chairman, Chief Executive Officer and President

Dated: March 14, 2008

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EXHIBIT INDEX

Number	Description
10.1	Stock Purchase Agreement, dated as of March 13, 2008, by and between Mr. Li and the Purchasers.
10.2	Escrow Agreement, dated as of March 13, 2008, by and among Mr. Li, certain Purchasers and Tri-State Title & Escrow, LLC (the “Escrow Agent”).
10.3	Registration Rights Agreement, dated as of March 13, 2008, by and between Mr. Li and the Purchasers.